Exhibit 10.3

FIRST AMENDMENT TO THE

PEPCO HOLDINGS, INC.

2014 MANAGEMENT EMPLOYEE SEVERANCE PLAN

This First Amendment (this “Amendment”) to the Pepco Holdings, Inc. 2014 Management Employee Severance Plan (the “Severance Plan”) is made, effective as of March 23, 2016 (the “Effective Date”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Severance Plan.

WHEREAS, the Severance Plan provides that PEPCO HOLDINGS, INC. (the “Company”) may amend the Severance Plan at any time, subject to certain exceptions; and

WHEREAS, the Compensation/Human Resources Committee of the Board of Directors of the Company (the “Committee” and the “Board”, respectively) has recommended, and the Board has determined, that it is in the best interests of the Company to amend the Pepco Holdings, Inc. Retirement Plan to provide certain additional benefits in lieu of severance benefits and that the Severance Plan shall be amended to avoid a duplication of benefits; and

WHEREAS, the Board has delegated to the Chief Executive Officer of the Company authority to amend the Severance Plan as provided below.

NOW, THEREFORE, the Severance Plan is hereby amended to add the following new section immediately preceding the section titled: “Change in Control”:

Nonduplication of Benefits	Notwithstanding any other provision of the Plan, any benefit payable to an individual covered under this Plan (including, but not limited to, any Severance Cash Benefit or Special Good Reason Severance Benefit) shall be reduced (but not below zero) by the amount, if any, payable to or on behalf of such individual under Section 3.7 of Sub-Plan Four of the PHI Retirement Plan (including as incorporated by reference into other sub-plans of the PHI Retirement Plan), expressed in the form of a lump sum payable on the first annuity starting date after the date such individual terminates employment.

IN WITNESS THEREOF, the Company has caused this Amendment to be signed this 23rd day of March, 2016.

ATTEST:		Pepco Holdings, Inc.

By:	/s/ Jane K. Storero	By:	/s/ Joseph M. Rigby
	Jane K. Storero		Joseph M. Rigby
	Secretary		Chairman of the Board, President
and Chief Executive Officer

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